Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	December 14, 2009
BUTLER NATIONAL CORPORATION COMMENTS ON THE SCHEDULED WEDNESDAY, DECEMBER 16, 2009 at 11:00 AM CST GRAND OPENING OF THE BOOT HILL CASINO and RESORT in DODGE CITY, KANSAS

OLATHE, KANSAS, December 14, 2009, - Butler National Corporation (OTC Bulletin Board BUKS), through its subsidiary companies Butler National Service Corporation and BHCMC LLC as Manager of the establishment, confirms the scheduled date and time for the formal Grand Opening to the public of the Boot Hill Casino and Resort as December 16, 2009 at 11:00 AM CST.

Following the Grand Opening ceremony on December 16th as previously formally announced earlier today and last Friday, the Casino including slot machines and table games, the Fireside Restaurant and Bar, the western style Saloon and the Snack Bar are planned to be open to the public.

Management Comments:

"We are confirming the schedule of operation for the Boot Hill Casino and Resort on Tuesday, December 15, 2009. We plan to be open on Tuesday, December 15, 2009, at 1:00 PM CST and close at 11:00 PM CST. This schedule allows us to prepare for continuous operation following the Grand Opening," commented Clark D. Stewart, President of the Company.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062
Ph (214) 498-7775
Fax (913) 780-5088

Jim Drewitz, Public Relations
Ph (830) 669-2466
jim@jdcreativeoptions.com

THE WORLDWIDE WEB: Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.